UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Sonim Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Institutional Shareholders Services (ISS) Recommends Shareholders Support Sonim Management Nominees; Establishes Orbic’s Offer as Incomplete and Ambiguous

VOTE THE WHITE PROXY CARD FOR SONIM TODAY

Dear Sonim Stockholders,

Institutional Shareholder Services (ISS), an independent and leading proxy advisory firm, recommends Sonim stockholders vote FOR Sonim management nominees in the WHITE proxy card, citing appropriate board actions and concerns over Orbic’s “unreasonable demands and incomplete offers.”

To learn more about the ISS report, visit: https://ir.sonimtech.com/news-events/press-releases/detail/268/iss-recommends-sonim-technologies-stockholders-to-vote

Orbic’s Fake Proposals: All Hype, No Substance

●	Orbic has shown no proof of funds, after months of requests.

●	Orbic’s so-called “Commitment Letter” is in fact simply a letter from a placement agent that agreed to help them source funds.

●	Orbic has only purchased 1,000 SONM shares. If they really wanted to own the company, why have they not invested more?

●	How can Orbic have the money for this transaction when they have more than $22M in judgements against them and their affiliates?

◌	Judgments against Orbic, its affiliates and executives, include, but are not limited to including an $18M default judgment for a loan from Webster Bank[1] and a $4.5M summary judgment for breach of contract with Motorola[2].

◌	Additional lawsuits involve LG Electronics, Google, LLC, and Smith Micro which shows a pattern of legal and financial troubles.[3]

1Webster Bank, National Association v. Wireless Cookies, LLC, Parveen Narula and Ashima Narula, 601466/2025 (Sup. Ct., Nassau County 2025);

2Motorola Mobility LLC v. Reliance Communications LLC, 1:19-cv-01201 (N.D. Ill. 2019);

3Google LLC v. Reliance Communications LLC, 19-cv-357855 (Cal. Super. Ct. 2019); Smith Micro Software, Inc. v. Reliance Communications, LLC, 2:19-cv-03676-ODW-MRW (C.D. Cal. 2019); LG Electronics Mobilecomm U.S.A., Inc. v. Reliance Communications, LLC, 3:18-cv-00250-BAS-RBB (S.D. Cal. 2018); Spirent Communications Inc. v. Reliance Communications, LLC, 618589/2018 (Sup. Ct., Suffolk County 2018); Novatel Wireless, Inc. v. Reliance Communications, LLC, 3:16-cv-02545-WQH-BGS (S.D. Cal. 2016).

The Bottom Line: Orbic’s misleading tactics are intended to distract and destroy Sonim. Do not let Parveen “Mike” Narula do this.

Vote the WHITE proxy card for Sonim’s Board nominees
and discard any blue proxy cards you receive.

Vote FOR Sonim’s recommended nominees for your Board—Mike Mulica, James Cassano, Jack Steenstra, Peter Liu, and George Thangadurai —using the WHITE proxy card at the upcoming Annual Meeting on July 18, 2025.

Sincerely,

The Sonim Special Committee

For more information or assistance with voting your shares, please call the Company’s proxy solicitor:

Sodali & Co.

430 Park Avenue, 14th Floor,
New York, NY 10022
Banks and Brokers Call: (203) 658-9400
Stockholders Call Toll Free: (800) 662-5200
E-mail: SONM@investor.sodali.com

Important Information and Where to Find It

Sonim has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for the 2025 Annual Meeting of Stockholders.

Sonim’s stockholders are strongly encouraged to read Sonim’s definitive proxy statement (including any amendments or supplements thereto) and any other documents to be filed with the SEC carefully and in their entirety when they become available because they will contain important information.

Stockholders may obtain a free copy of the definitive proxy statement, any amendments or supplements to the proxy statement, and other documents that Sonim files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge on Sonim’s website at https://ir.sonimtech.com/sec-filings/all-sec-filings.

Participants in Solicitation

Sonim and its respective directors, executive officers, and other members of their management and employees, including Peter Liu (Chief Executive Officer and a director), Clay Crolius (Chief Financial Officer), and Sonim’s directors – James Cassano, Mike Mulica, Jack Steenstra, and Jeffrey Wang – under SEC rules, may be deemed to be participants in the solicitation of proxies of Sonim’s stockholders in connection with the election of directors at Sonim’s 2025 Annual Meeting and related proposals to Sonim’s stockholders.

Stockholders may obtain more detailed information regarding Sonim’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, under the captions “Directors, Executive Officers, and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management,” and “Certain Relationships and Related Party Transactions” of Sonim’s definitive proxy statement for the 2025 Annual Meeting filed with the SEC on June 18, 2025.

To the extent holdings of our directors and executive officers reported in the definitive proxy statement change, such changes will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC, if and when they become available. These documents will be available free of charge as described above.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, the outcome of negotiations with Orbic and the search for strategic alternatives by the Special Committee, Sonim’s ability to enter strategic transactions with potential counterparties, perceived benefits of the strategic alternatives favored by Sonim’s board of directors, and the Special Committee’s assessments in connection with the search for strategic alternatives. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by Sonim, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “achieve,” “aim,” “ambitions,” “anticipate,” “believe,” “committed,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “future,” “goals,” “grow,” “guidance,” “intend,” “likely,” “may,” “milestone,” “objective,” “on track,” “opportunity,” “outlook,” “pending,” “plan,” “poised,” “position,” “possible,” “potential,” “predict,” “progress,” “promises,” “roadmap,” “seek,” “should,” “strive,” “targets,” “to be,” “upcoming,” “will,” “would,” and variations of such words and similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, the following: the ability of Sonim to meet expectations regarding the timing and completion of the proposed transaction; the possibility that the letter of intent (LOI) will not result in the definitive agreement; the possibility that the conditions to the closing of the proposed transaction are not satisfied, including the risk that the required approvals are not obtained and that Sonim’s stockholders do not approve the proposed transaction; the occurrence of any event, change or other circumstances that could result in the definitive agreement (if ever executed) being terminated or the proposed transaction not being completed on the terms reflected in the definitive agreement, or at all; the risk that the LOI may be terminated in circumstances that require Sonim to pay a termination fee; potential litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have adverse effects on the market price of Sonim’s common stock; risk that the current board of directors of Sonim loses proxy contest and the new directors’ slate determines to terminate the proposed transaction (whether at the state of LOI or definitive agreement); risks related to the possible failure of Sonim to achieve earn-out; the effect of the announcement of the proposed transaction on the ability of Sonim to retain key personnel and maintain relationships with customers and business partners; the risk of unexpected costs or expenses resulting from the proposed transaction and the LOI; and other risks and uncertainties, including those described under “Risk Factors” included in Sonim’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.